UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX (Address of principal executive offices)	76092 (Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on April 23, 2025. At the 2025 Annual Meeting, Sabre’s stockholders approved the 2025 Omnibus Incentive Compensation Plan (the “2025 Omnibus Plan”) which was adopted by Sabre’s Board of Directors on February 28, 2025, subject to stockholder approval at the 2025 Annual Meeting. The effective date of the Plan is April 23, 2025.

Under the 2025 Omnibus Plan, eligible participants may be granted certain awards, including cash incentive awards, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. A description of the material terms and conditions of the 2025 Omnibus Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2025 Omnibus Incentive Compensation Plan” of Sabre’s Proxy Statement filed with the Securities and Exchange Commission on March 13, 2025, which description is incorporated by reference.

The foregoing description of the Plan is qualified in its entirety the text of the 2025 Omnibus Plan, which is included as Exhibit 10.1, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) - (b) On February 24, 2025, the record date for the 2025 Annual Meeting, 386,069,567 shares of common stock were outstanding and entitled to vote at the 2025 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2025 Annual Meeting are as follows:

1. Stockholders elected each of George Bravante, Jr., Hervé Couturier, Kurt Ekert, Eric Kelly, Gail Mandel, Phyllis Newhouse, Elaine Paul, John Scott, Wendi Sturgis and Ashan Willy to Sabre’s Board of Directors, each to serve a one-year term to expire at Sabre’s 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante	306,548,812	2,994,853	542,328	33,052,099
Hervé Couturier	307,195,779	2,339,729	550,485	33,052,099
Kurt Ekert	307,257,098	2,570,752	258,143	33,052,099
Eric Kelly	308,268,124	1,264,305	553,564	33,052,099
Gail Mandel	305,230,471	4,305,541	549,981	33,052,099
Phyllis Newhouse	304,714,894	4,819,544	551,555	33,052,099
Elaine Paul	307,170,153	2,365,768	550,072	33,052,099
John Scott	304,748,959	4,784,601	552,433	33,052,099
Wendi Sturgis	305,969,128	3,468,340	648,525	33,052,099
Ashan Willy	307,594,011	1,286,580	1,205,402	33,052,099

2. Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2025, as set forth below.

Votes For	Votes Against	Abstentions
334,818,113	8,051,170	268,809

3. Stockholders approved the 2025 Omnibus Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
233,580,687	75,458,939	1,046,367	33,052,099

4. Stockholders approved the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
299,749,243	8,954,285	1,382,465	33,052,099

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sabre Corporation 2025 Omnibus Incentive Compensation Plan.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 25, 2025	By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Executive Vice President and Chief Legal Officer